ITEM 77Q(e)(ii) - COPIES OF ANY
NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



SUBADVISORY AGREEMENT

	This Subadvisory Agreement
("Agreement") is entered into as
of November 1, 2006, by and
among the MTB Group of Funds, a
Delaware statutory trust (the "Trust"),
MTB Investment Advisors,
Inc., a Maryland corporation
(the "Adviser"), and DePrince,
Race & Zollo, Inc. (the "Subadviser").

Recitals:

	The Trust is an open-end
investment management company
registered under the Investment
Company Act of 1940, as amended
(the "1940 Act"), and has
thirty-six portfolios, including the MTB
Balanced Fund (the "Fund");

	The Trust and the Adviser
have entered into advisory agreements,
each dated as of August 22,
2003 (the "Advisory Agreement")
as amended, pursuant to which the
Adviser provides portfolio
management services to the Fund and
the other portfolios of the Trust;

	The Advisory Agreement contemplates
that the Adviser may fulfill its portfolio management responsibilities under the Advisory
Agreement by engaging one or more subadvisers; and

	The Adviser and the Board of
Trustees of the Trust ("Trustees" or "Board") desire to retain the
Subadviser to act as sub-investment
manager of the Fund and to provide
certain other services, and the
Subadviser desires to perform such
services under the terms and
conditions hereinafter set forth.

Agreement:

	NOW, THEREFORE, in consideration
of the mutual covenants and
agreements set forth in this
Agreement, the Trust, the Adviser
and the Subadviser agree as follows:

1.	Delivery of Documents.
The Trust and/or the Adviser has
furnished the Subadviser with copies,
properly certified or otherwise
authenticated, of each of the following:

(a)	The Trust's Agreement and
Declaration of Trust ("Declaration of Trust"), as in effect on the date hereof;

(b)	By-Laws of the Trust
as in effect on the date hereof;

(c)	Resolutions of the Trustees
selecting the Subadviser as the
sub-investment manager to the
Fund and approving the form
of this Agreement;

(d)	Resolutions of the Trustees
selecting the Adviser as investment
adviser to the Fund and
approving the form of the Investment
Advisory Agreement and resolutions
adopted by
the initial shareholder of the Fund
approving the form of the Investment Advisory
Agreement;

(e)	The Advisory Agreement;

(f)	The Trust's current
registration statement on Form N-1A
as filed with the Securities and
Exchange Commission ("SEC"),
including the Fund's current
prospectus and statement
of additional information
(collectively called the "Prospectus");



(g)	All current written guidelines,
policies and procedures of the Trust,
which are applicable
to the Fund, the Adviser or the Subadviser and have been approved by the Board of Trustees of the Trust;

(h)	The code of ethics of the Trust
which has been approved by the
Trustees of the Trust in
accordance with Rule 17j-1 under
the 1940 Act;

(i)	The Adviser's most recent Form
ADV as filed with the SEC and/or provided to the Adviser's clients (which Form ADV includes, among other things, a description of the Adviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection);

(j)	Those provisions of the Adviser's
Compliance Manual that apply to the Fund;

(k)	A copy of the Adviser's
Proxy Voting Policies and Procedures; and

(l)	The Trust's Anti-Money
Laundering Policies and Procedures.

	The Adviser will promptly furnish
the Subadviser from time to time
with copies, properly
certified or otherwise authenticated,
of all amendments of or
supplements to any of the foregoing
documents.  The Adviser will also
furnish the Subadviser with copies
of all the documents listed on
Schedule 1 to this Agreement, and
shall promptly notify the Subadviser
of any material change in any of
the Fund's investment objectives,
investment strategies, investment
policies, investment restrictions,
guidelines or procedures set forth in
any of the documents listed in
Schedule 1.  In addition, the Chief
Compliance Officer for the Trust and
the Adviser shall provide the
Subadviser with a certification that
they have adopted and approved a
compliance program for the Trust
adopted in accordance with Rule
38a-1 under the 1940 Act and the
compliance program for the Adviser
adopted in accordance with Rule
206(4)-7 under the Investment Advisers
Act of 1940, as amended ("Advisers Act"), respectively.

	The Chief Compliance Officer
for the Subadviser shall provide the
Trust and the Adviser with
copies of the Subadviser's Compliance
Policies and Procedures, a summary
of its compliance program,
and a certification that the Subadviser
has adopted and approved a compliance program for the Subadviser in accordance with Rule
206(4)-7 under the Advisers Act and
such other information as may
be reasonably requested in order to
permit the Board of Trustees of the
Trust to make such determinations
with respect to the Subadviser's
compliance program as may be required
under Rule 38a-1 under the 1940
Act.  The Subadviser has furnished the
Adviser with a copy of the Subadviser's
Form ADV most recently
filed with the SEC, (which Form ADV
includes a description of the Subadviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection) and the code of ethics established by the Subadviser pursuant to Rule 204A-1 under the
Advisers Act and/or Rule 17j-1 under
the 1940 Act ("Subadviser's Code of Ethics").
The Subadviser will
promptly furnish the Adviser with copies of any amendments to each of those documents. The
Subadviser will also provide the Adviser with the Subadviser's list of affiliated persons at least annually, and will promptly notify Adviser in writing of any changes to that list.

	The Subadviser will also
provide the Adviser and the Fund
accountant with a list and specimen
signatures of the parties who are
authorized to act on behalf of the
Subadviser and will promptly notify
Adviser in writing of any changes to that list.

2.	Investment Services.  Subject
to the oversight of the Adviser
and the Trustees, the Subadviser
will manage the portion of the Fund's
assets allocated to the Subadviser
from time to time by the Adviser
in its sole discretion ("Assets") on a
discretionary basis, including the
purchase, retention and disposition
of securities, as the Fund's agent and
attorney-in-fact with full power and
authority in connection with
such assets and in a manner that is (a)
consistent with the investment objectives, investment strategies, investment policies and restrictions of the Fund as set forth in the Fund's
Prospectus, (b) in conformity
with the 1940 Act, (c) compliant with
the requirements applicable to
regulated investment companies
under the Internal Revenue Code of 1986, as amended, and (d) compliant with all other applicable federal securities laws and regulations, instructions and directions received by the Subadviser in writing from the Adviser or the Board of Trustees, and all applicable provisions in the documents provided to the
Subadviser, pursuant to Section 1 above, as each of the documents may, from time to time, be amended or supplemented.

	The Subadviser will discharge its
duties under this Agreement with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in the capacity of an investment adviser to a registered investment Trust and familiar with such matters would use.

	The Subadviser will, at its
own expense, and subject to the
oversight of the Adviser and the Board
of Trustees:

(a)	Manage on a discretionary basis
the Assets and determine from time to time which securities will be purchased, retained or sold by the Fund.

(b)	Place orders with or through
brokers, dealers or issuers in order
to effect or execute
portfolio transactions for the Fund,
subject at all times to the Subadviser's duty to (i) use its best efforts to obtain for the Fund the most favorable terms and best execution of such portfolio transactions, (ii) comply with any policy with respect to effecting or executing portfolio transactions for the Fund, as set forth in the Fund's Prospectus, and (iii) comply with any written policies and procedures of the Trust, as approved by the Board of Trustees from time to time.

In using its best efforts to obtain for
the Fund the most favorable
terms and best execution
of portfolio securities, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including but not limited to: the price and size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved in the transaction, and the quality of service rendered by the broker or dealer in other transactions.

Subject to such policies and procedures
as the Board of Trustees may approve, the Subadviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended, cause the Fund to pay a broker or dealer that provided brokerage and research services to the Adviser or the Subadviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser's overall responsibilities to the
Fund or its other advisory
clients.  To the extent authorized
by Section 28(e) and the Trust's
Board of Trustees, the
Subadviser shall not be deemed to
have acted unlawfully or to have
breached any duty
created by this Agreement or
otherwise solely by reason of such action.

Subadviser shall not be liable to
the Adviser nor the Trust nor the
Fund for any act,
conduct or omission of any broker
selected by Subadviser to
provide transaction or other
services to the Fund, and/or any
Fund Series, provided such broker
was selected with
reasonable care and in accordance
with the provisions of this clause (b).

(c)	Submit information relating
to the valuation of the Assets
as the Adviser or the Board
may reasonably request.  The Trust,
the Fund and the Adviser agree
and acknowledge
that Subadviser is not a pricing
agent for the Fund or the Trust
and shall not be liable for
any valuation determined or adopted
by the Trust or the Fund,
the Fund's custodian
and/or portfolio accounting agent
in accordance with any information
provided by the
Subadviser, subject to the
provisions of Section 10(a).

(d)	Maintain all accounts, books
and records pertaining to the
Assets ("Fund Assets' Books
and Records") as are required of an
investment adviser of a registered investment company pursuant to Section 31 of the 1940 Act and the rules and regulations adopted thereunder and by applicable provisions of the Advisers Act, including, without limitation, a daily ledger of such assets and liabilities relating to the Fund, and brokerage and other records of all portfolio transactions for the Fund.
The Fund Assets' Books and
Records shall be available for
inspection or duplication by the
Adviser and the Trust on
any day that the Fund is open for
business, upon reasonable request,
and shall be
available for telecopying to the
Adviser or the Trust on any such
business day.

(e)	Unless otherwise directed
by Adviser in writing, take action,
in accordance with
Adviser's Proxy Voting Policy, with
respect to matters submitted to
a vote of holders of
voting securities comprising the Assets, and provide Adviser with information on securities voted by Subadviser promptly after the vote occurs. Adviser shall be solely responsible for making all required filings of Form N-PX with the appropriate regulatory bodies.

(f)	From time to time, as the Adviser
or the Trustees may reasonably
request, furnish the
Adviser and to each of the Board
members reports of Fund's securities
transactions with
respect to the Assets and reports on
securities comprising the Assets,
all in such detail as
the Adviser or the Trustees may
reasonably request.

(g)	Inform the Adviser and the
Trustees of material or significant
changes in (i) investment
strategy or policies that will be
employed in managing the Assets
or (ii) key investment
officers of the Subadviser substantially involved in managing the Assets or (iii)
Subadviser's president, chief executive
officer, chief financial officer, chief
operating
officer or chief compliance officer, or
the persons performing the functions of
any such
office for Subadviser.

(h)	Make its officers and employees
available to meet with the Trustees
and the Adviser at
such times and with such frequency as
the Trustees or the Adviser reasonably
request, on
due notice to the Subadviser, but at
least annually, to review the Fund's
investment of the
Assets in light of current and
prospective market conditions.

(i)	Furnish to the Board members
such information as may be requested
by them in writing
and as reasonably necessary in order
for the Trustees to evaluate this
Agreement or any
proposed amendments to this Agreement
for the purpose of casting a
vote pursuant to
Section 12 or 13 hereof.



(j)	Furnish to the Adviser such
information as may be requested by
the Adviser and
reasonably necessary in order for the
Adviser to evaluate this Agreement and the Subadviser's performance hereunder.

(k)	The Subadviser will advise
the Adviser, and, if instructed by
the Adviser, will advise the
Fund's custodian on a prompt basis and
Fund accountant each day by electronic
communication of each confirmed purchase and sale of a security for the Fund. Such communication with respect to each security purchased for or sold by the Fund shall provide the following information:
the name of the issuer; the full
description of the
security including its class; the
amount or number of shares of the
security purchased or
sold; the market price; commission
paid; government charges; the gross
or net price of
the security; the trade date; the
settlement date; the identity of
the effecting broker or
dealer and, if different, the identity
of the clearing broker.

(l)	Cooperate generally with the Fund
and the Adviser to provide information
requested by
them in the possession of the Subadviser, or reasonably available to it, necessary for the preparation of the registration statement for the Fund and all periodic reports to be filed by the Fund or the Adviser with the SEC, including but not limited to, Form N-1A, semi-annual reports for the Fund on Form
N-SAR and Form N-CSR, proxy
voting results on
Form N-PX, portfolio holdings on Form N-Q, shareholder communications regarding the
Fund, proxy materials furnished to holders of shares of the Fund, and filings with state
"blue sky" authorities and with
United States agencies responsible for tax matters regarding the Fund.

(m)	Allow the Chief Compliance
Officer of the Trust and the Adviser
and/or his/her delegate,
representatives of the Adviser, internal or external auditors of the Trust and Adviser, and regulators to visit and audit Subadviser's operations relating to Subadviser's services under this Agreement as may be reasonably requested, at reasonable times and upon reasonable notice, but at least once annually.

(n)	Deliver instructions or directions
to the Adviser via such written or oral
reports as the
Fund's custodian and fund accountant
may require.  Subadviser shall instruct
all brokers,
dealers or other persons executing orders with respect to the Assets to forward to the Adviser copies of all brokerage or dealer confirmations promptly after execution of all transactions.

(o)	Comply with all requirements of
Rule 204A-1 under the Advisers Act and
Rule 17j-1
under the 1940 Act, including the
requirement to submit its Code of
Ethics and any
material changes thereto to the Trustees for approval. The Subadviser will submit any material change in its Code of Ethics to the Trustees promptly after the adoption of such change. The Subadviser will report at least quarterly any material violations of its Code of Ethics or related procedures and any related sanctions to the Trustees, and will provide a written report to the Trustees at least annually in accordance with the requirements of
Rule 17j-1 and Rule 204A-1 under the
Advisers Act. The Subadviser will also require that its "Access Persons" (as such term is defined in Rule 17j-1 and Rule 204A-1) provide the Subadviser with quarterly personal investment transaction reports and initial and annual holdings reports, and otherwise require such of those persons as is appropriate to be subject to the Subadviser's
Code of Ethics.

(p)	Provide to the Adviser and
the Trust a copy and summary of its
compliance program in
accordance with Rule 206(4)-7 under
the Advisers Act, and any material
changes thereto,
at least annually.

3.	Expenses Paid by the Subadviser.
The Subadviser will pay the cost of
maintaining the staff and
personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other costs and expenses incurred by it in connection with the performance of its duties hereunder.

4.	Expenses of the Fund Not Paid by
the Subadviser.  The Subadviser
will not be required to pay
any expenses of the Fund, including
those expenses typically and customarily borne by a fund or adviser and not otherwise specified herein, or any other expenses that this Agreement does not expressly state shall be payable by the Subadviser.
In particular, and without limiting
the generality of the foregoing, the
Subadviser will not be required
to pay under this Agreement:

(a)	the compensation and expenses
of Trustees and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Fund other than through the Subadviser;

(b)	organization and offering
expenses of the Fund (including out
of pocket expenses);

(c)	legal, accounting and auditing
fees and expenses of the Trust or the Fund;

(d)	the fees and disbursements of
custodians and depositories of the
Trust or the Fund's
assets, or any fees and expenses of
the Fund's administrator, transfer
agents, disbursing
agents, plan agents and registrars;

(e)	the Fund's interest expenses;

(f)	taxes and governmental fees
assessed against the Trust or the
Fund's assets and payable
by the Trust or the Fund;

(g)	dues and expenses of each of
the Fund or the Adviser for its
respective membership in
investment trade organizations;

(h)	cost of insurance relating to
fidelity bond coverage or directors
and officers/ errors and
omissions coverage for the Fund or
the Adviser;

(i)	the cost of preparing, printing
and mailing Prospectuses, dividends,
distributions, reports,
notices and proxy materials to shareholders of the Trust or the Fund, except that the Subadviser shall bear the costs of providing the information referred to in Section 2(l) to the Adviser;

(j)	brokers' commissions and
underwriting fees;

(k)	the payments for maintaining
the Fund's books and records (other
than those books and
records the Subadviser maintains in
connection with the performance or
its duties under
this Agreement) and any expense
associated with calculating the
daily net asset value of
the shares of the Fund; and

(l)	expenses of any shareholder meetings.



5.	Registration as an Adviser.
The Subadviser hereby represents and
warrants that it is registered
with the SEC as an investment adviser,
and covenants that it intends to remain
so registered for the
duration of this Agreement.  Subadviser
shall notify the Adviser immediately in
the event that Subadviser
ceases to be registered with the SEC as
an investment adviser under the Advisers Act.

6.	Compensation of the Subadviser. For
all services to be rendered, facilities
furnished and
expenses paid or assumed by the Subadviser as herein provided for the Funds, the Adviser will pay the
Subadviser an annual fee equal to 0.40%
of the average daily net asset value of
the Assets.  Such fee shall
accrue daily and be paid monthly.
The "average daily net assets" of the
Assets shall be determined on the
basis set forth in the Fund's Prospectus or, if not described therein, on such basis as is consistent with
Rule 2a-4 and Rule 22c-1 under the 1940 Act and the regulations promulgated thereunder. The
Subadviser will receive a pro rata portion of such monthly fee for any periods in which the Subadviser advises the Fund less than a full month.
The Subadviser understands and agrees that neither the Trust nor the Fund has any liability for the payment of Subadviser's fee hereunder and that the payment of fees owed to the Subadviser shall be the sole responsibility of the Adviser.

7.	Other Activities of the Subadviser
and Its Affiliates.  It is understood
that the services under
this Agreement are not exclusive and that nothing in this Agreement shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or manager for any other person or entity or providing similar services to any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, trustees/directors and employees of the Subadviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the
Subadviser or of its affiliates.

8.	Avoidance of Inconsistent Position.
In connection with purchases or sales
of portfolio securities
for the account of the Fund with respect to the Assets, neither the Subadviser nor any of its trustees/directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant policies and procedures of the Fund. The Subadviser shall not knowingly recommend that the Fund, with respect to the Assets, purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

	Nothing herein contained shall
limit or restrict the Subadviser or any
of its officers, affiliates or
employees from buying, selling or trading in any securities for its or their own account or accounts. The
Trust and Fund acknowledge that the Subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund with respect to the Assets.
The Subadviser
shall have no obligation to acquire with respect to the Assets, a position in any investment that the
Subadviser, its officers, affiliates or
employees may acquire for its or their
own accounts or for the
account of another client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment for the Fund. Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The Subadviser expressly acknowledges and agrees, however, that in any of the above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to the Fund, with respect to the Assets, and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's
Code of Ethics.



	When a security proposed to be
purchased or sold for the Assets is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchase or sale on a pro-rata, rotating or other fair and equitable basis so as to avoid any one account being preferred over any other account.
The Subadviser shall disclose to the
Adviser and to the Trustees the
method used to allocate purchases and
sales among the Subadviser's investment
advisory clients.  It is
further understood that the Subadviser
may, but shall not be obligated to,
aggregate the orders for
securities to be purchased or sold.

9.	No Partnership or Joint Venture.
The Trust, the Fund, the Adviser and the Subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

10.	Limitation of Liability and
Indemnification.

(a)	In the absence of (i) willful
misfeasance, bad faith, or gross
negligence on the part of the
Subadviser or reckless disregard of its
duties, (ii) the failure to disclose
to the Adviser a
material fact regarding the Subadviser or
its investment advisory services as they relate to
the Fund; (iii) the failure to correct
any untrue statement of a material fact
regarding the
Subadviser made by the Subadviser to the
Adviser, or (iv) the reckless disregard by the
Subadviser of its obligations and duties
under this Agreement, the Subadviser shall not be
subject to any liability to the Adviser,
the Trust or the Fund, any shareholder of the Fund,
or to any person, firm or organization,
for any act or omission in the course of or in
connection with rendering its services
under this Agreement.  Specifically, the
Subadviser shall not be liable to the
Adviser, the Trust or the Fund for any error of
judgment or mistake of law, subject to
the limitations of Section 17(j) of the 1940 Act.
Nothing herein, however, shall derogate
from the Subadviser's obligations under federal
and state securities laws.  Subadviser
will maintain a reasonable amount of
fidelity bond
insurance coverage and shall provide
evidence of such coverage upon
request of Adviser.
(b)	In the absence of (i) willful
misfeasance, bad faith or gross
negligence on the part of the
Adviser or reckless disregard of its duties,
(ii) the failure of the
Adviser to disclose in the
Prospectus or any filing made with the
SEC with respect to the Trust,
the Fund or the
Adviser any material fact; (iii) the
failure by the Adviser to correct
any untrue statement
of a material fact contained in the
Prospectus or any other filing made
with the SEC
regarding the Trust, the Fund or the
Adviser; or (iv) the reckless
disregard by the Adviser
of its obligations and duties under
this Agreement, Adviser shall
not be subject to any
liability to Subadviser for any act or
omission in the course of or
in connection with the
Adviser's carrying out its duties
and obligations under this Agreement.
Specifically, the
Adviser shall not be liable to the
Subadviser for any error of judgment
or mistake of law.
Nothing herein, however, shall
derogate from the Adviser's
obligations under federal and
state securities laws.
(c)	Subadviser and Adviser shall
each defend, indemnify and hold
harmless the other party
and the other party's affiliates,
officers, trustees/directors, members,
employees and
agents, from and against any claim,
loss, liability, judgment, awards,
settlements for
which prior approval of the indemnifying party is obtained, damages, deficiency, penalty, cost or expense (including without limitation reasonable attorneys' fees and disbursements for external counsel) resulting from (i) the reckless disregard of the indemnifying party's obligations and duties hereunder; (ii) willful misfeasance, bad faith or gross negligence on the part of the indemnifying party, its officers, trustees/directors, members, employees and agents with respect to this Agreement or the Fund or (iii) the failure of the indemnifying party to disclose any material fact or the failure of the indemnifying party to correct any untrue statement of a material fact whether such claim, loss, liability, damages, deficiency, penalty, cost or expense was incurred or suffered directly or indirectly.

(d)	Adviser is liable to, and
shall indemnify, the Fund and the
Trust for any acts and
omissions of the Subadviser to the
same extent the Adviser, under the
terms of the
Advisory Agreement, is liable to,
and must indemnify the Fund and the
Trust for the
Adviser's acts and omissions.

(e) 	The indemnification
provisions in Section 10 of the
Agreement shall survive the
termination of this Agreement.

11.	Assignment and Amendment.
This Agreement may not be assigned
by the Subadviser, and
shall automatically terminate,
without the payment of any penalty,
in the event: (a) of its assignment,
including any change in control of the
Adviser or the Subadviser which is
deemed to be an assignment
under the 1940 Act, or (b) that the
Advisory Agreement is assigned or
terminates for any reason.  Trades
that were placed prior to such termination will not be canceled; however, no new trades will be placed after such termination is effective.
Termination of this Agreement shall
not relieve the Adviser or the
Subadviser of any liability incurred
hereunder.

	The terms of this Agreement shall
not be changed unless such change is
agreed to in writing by
the parties hereto and is approved by
the affirmative vote of a majority of
the Trustees of the Trust voting
in person, including a majority of the
Trustees who are not interested persons
of the Trust, the Adviser or
the Subadviser, at a meeting called for
the purpose of voting on such change,
and (to the extent required
by the 1940 Act) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

12.	Duration and Termination.  This
Agreement shall become effective as of
the date first above
written and shall remain in full force and effect for a period of two years from such date, and thereafter for successive periods of one year
(provided such continuance is approved
at least annually in conformity
with the requirements of Section 15 of
the 1940 Act) unless the Agreement is
terminated automatically as
set forth in Section 11 hereof or until
terminated as follows:

(a)	The Trust or the Adviser may at
any time terminate this Agreement,
without payment of
any penalty, by not more than 60 days'
prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Subadviser.
Action of the Trust under this subsection may be taken either by (i) vote of its Trustees, or (ii) the affirmative vote of the outstanding voting securities of the Fund; or

(b)	The Subadviser may at any time
terminate this Agreement by not less than one hundred twenty (120) days' prior written notice by facsimile or delivered via registered mail, postage prepaid or a nationally recognized overnight delivery service, receipt requested, to the Adviser.

	Termination of this Agreement
pursuant to this Section shall be without payment of any penalty.

	Fees payable to Subadviser for
services rendered under this Agreement
will be prorated to the
date of termination of the Agreement.

	In the event of termination of
this Agreement for any reason, the
Subadviser shall, immediately
upon receiving notice of termination or a receipt acknowledging delivery of a notice of termination to
Adviser, or such later date as may be
specified in such notice, cease all
activity on behalf of the Fund and
with respect to the Assets, except as
expressly directed by the Adviser, and
except for the settlement of
securities transactions already entered
into for the account of the Fund with
respect to the Assets.  In
addition, the Subadviser shall deliver
copies of the Fund Assets' Books and
Records to the Adviser upon
request by such means and in accordance
with such schedule as the Adviser shall
reasonably direct and
shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser; provided however that the Subadviser shall be permitted to retain at its own expense a separate copy of such records for its own protection and may not disclose such information to other parties unless required to comply with any law, rule, regulation or order of a court or government authority.

13.	Approval of Agreement.
The parties hereto acknowledge and
agree that the obligations of the
Trust, the Adviser, and the Subadviser
under this Agreement shall be subject
to the following condition
precedent: this Agreement shall have been approved by the vote of a majority of the Trustees, who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval.

14.	Miscellaneous.

(a)	The captions in this Agreement are
included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to be private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust or the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

(b)	Any information supplied by the Trust
or the Adviser to the Subadviser in connection with the performance of the Subadviser's duties hereunder, or learned by the Subadviser as a result of its position as Subadviser to the Fund, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Subadviser only in connection with the performance of its duties hereunder. Any such information in the hands of the Subadviser may be disclosed as necessary to comply with any law, rule, regulation or order of a court or government authority.

(c)	Any information supplied by
the Subadviser to the Trust or the
Adviser in connection
with the performance of the
Subadviser's duties under this
Agreement or learned by the
Trust or the Adviser as a result
of the services provided by the Subadviser under this Agreement, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Adviser, the Fund and/or its agents only in connection with the Fund and its investments. Any such information in the hands of either party may be disclosed as necessary to comply with any law, rule, regulation or order of a court or government authority.

(d)	The Subadviser agrees to
submit any proposed sales literature
(including advertisements,
whether in paper, electronic or
Internet medium) for the Trust,
the Fund, the Subadviser
or for any of its affiliates which
mentions the Trust, the Fund or Adviser
(other than the
use of the Fund's name in a list of
clients of the Subadviser, for which Subadviser is specifically authorized so to use), to the Adviser and to the Fund's distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature; provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales literature for the Trust or the Fund.

(e)	The Trust and the Adviser agree
to submit any proposed sales literature
that mentions the
Subadviser  (other than identifying the
Subadviser as subadviser to the Fund) to the Subadviser for review prior to use and the Subadviser agrees to promptly review such materials by a reasonable and appropriate deadline. The Trust agrees to cause the
Adviser and the Trust's distributor to
promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Subadviser of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant regulatory authorities. Neither the Adviser, nor the Trust nor the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other proprietary designations of Subadviser, its subsidiaries and/or affiliates (collectively, "Subadviser
Marks") in any advertising or promotional materials without Subadviser's prior written approval, which will not be unreasonably withheld. Adviser and Subadviser will work together to develop mutually agreeable standards and procedures for the review of materials bearing Subadviser Marks to facilitate the efficient creation and use of such advertising or promotional materials.

(f)	All notices, consents, waivers and other
communications under this Agreement must be in writing and, other than notices governed by Section 12 above, will be deemed to have been duly given when (i) delivered by hand
(with written confirmation of receipt), (ii) sent by telecopier, provided that receipt is confirmed by return telecopy and a copy is sent by overnight mail via a nationally recognized overnight delivery service (receipt requested); (iii) when received by the addressee, if sent via a nationally recognized overnight delivery service (receipt requested) or U.S. mail (postage prepaid), in each case to the appropriate address and telecopier number set forth below (or to such other address and telecopier number as a party may designate by notice to the other parties):

 Subadviser: 	DePrince, Race & Zollo, Inc.
                       250 Park Avenue South
                       Suite 250
                       Winter Park, FL  32789
                       Attention:  Victor A. Zollo, Partner
                       Telephone Number:  (407) 420-9962
                       Facsimile Number:  (407) 841-8778

Adviser: 	MTB Investment Advisors, Inc.
                100 East Pratt Street, 17th Floor
                Baltimore, MD  21202
                Attention:  President
                Telephone Number:   (410) 986-5650
                    	Facsimile Number:   (410) 986-5660

       	Trust: 		MTB Group of Funds
                    	5800 Corporate Drive
                    	Pittsburgh, Pennsylvania 15237-7010
                    	Attention: Secretary
                    	Telephone Number:  (412) 288-1900
                    	Facsimile Number: (412) 288-8141

(g)	For purposes of this Agreement: (i)
affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual meeting or a special meeting of the shareholders of the Fund, duly called and held, (A) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (B) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less; and (ii)
"interested person" and "assignment" shall have the respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

(h)	This Agreement shall be construed in
accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

(i)	The provisions of this Agreement are
independent of and separable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

(j)	Subadviser agrees to maintain the security
and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Subadviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Subadviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections
248.14, 248.15 and 248.13, respectively.

(k)	Any question of interpretation of
any term or section of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or Advisers
Act shall be resolved by reference to such term or provision of the 1940 Act or Advisers
Act and interpretation thereof, if any,
by the United States courts or, in the
absence of any
controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act or Advisers Act.
In addition, where the effect of a
requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is relaxed by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(l)	In the event the Subadviser may deem it
advantageous to the Fund to place portfolio securities trades for the Fund through (a) a broker-dealer affiliate of the subadviser to another portfolio of the Trust; or (b) a broker-dealer affiliate of the subadviser to a discrete portion of the Fund, the Subadviser may engage in such trades under Rule 17a-
10 under the 1940 Act without complying with certain provisions of Rule 17e-1 under the 1940 Act, provided that Subadviser does not consult with any entity which subadvises any other portfolio of the Trust, or any portion of any such portfolio ("Another
Subadvised Fund"), concerning transactions for the Fund or Another Subadvised Fund.

(m)	Each of the Adviser and Subadviser represents
and warrants to the other that it has a
business continuity plan designed to restore services as promptly as practical as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.



15.	Limitations of Liability of Trustees and
Shareholders of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


MTB GROUP OF FUNDS


By:  /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President


MTB INVESTMENT ADVISORS, INC.


By:  /s/ William F. Dwyer
Name:  William F. Dwyer
Title: President


DEPRINCE, RACE & ZOLLO, INC.


By:  /s/ Gregory M. DePrince
Name:  Gregory M. DePrince
Title:  Partner



	SCHEDULE 1

Custody Agreement between the Trust and the Fund's custodian ("Custodian"), including information as to:
       The Fund's nominee
       The federal tax identification numbers
of the Fund and its nominee
All routing, bank participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of securities to the Fund's account at the
Custodian
Name, address, telephone and Fax number
of the Custodian's employees responsible for the Fund's accounts
       The Fund's pricing service and contact persons

All applicable procedures and guidelines adopted by the Board of Trustees or the Adviser regarding management of the Fund, including but not limited to:
       Transactions with affiliated persons
       Guidelines for Determining Fair
Value of Securities
       Net Asset Value Correction
Policies and Procedures
       Evaluating the liquidity of securities
Segregation of liquid assets in connections with firm commitments and standby commitments
       Derivative contracts and securities
       Repurchase Agreement Guidelines
       Rule 10f-3 (relating to affiliated
underwriting syndicates)
       Rule 17a-7 (relating to interfund
transactions)
       Rule 17e-1 and 17a-10 (relating to
transactions with affiliated brokers) and
       Procedures for cash sweep investments
in money market funds
       Monitoring portfolio compliance
       Subadviser supervision
       Daily review of pricing

Any master agreements that the Trust has entered into on behalf of the Fund, including:
       Master Repurchase Agreement
       Master Foreign Exchange Netting Agreements
       Master Swap Agreements
       Form of Securities Lending Agency Agreement

Other agreements that the Trust has entered into on behalf of the Fund, including:
	Investment Advisory Agreement

Other relevant documents, including:
	CFTC Rule 4.5 letter


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